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                                                                   Exhibit 10.22
                                                                   -------------

                       INTERIM SOFTWARE LICENSE AGREEMENT

      This Interim Software License Agreement (this "Agreement") is made and entered into the 1st day of October, 2000 (the "Effective Date"), by and among DevCorp Systems, Inc., a Delaware corporation ("DSI"), First Notice Systems, Inc. a Delaware corporation ("FNS") and Concentra Health Services, Inc., a Nevada corporation ("CHS").

                                   WITNESSETH:

      WHEREAS, FNS and CHS are Affiliates; and

      WHEREAS, each of FNS and CHS has developed and owns software for claim data capture and management; and

      WHEREAS, DSI desires to license such claim data capture and management software from FNS and CHS, and FNS and CHS are willing to provide such license, pursuant to the terms and subject to the conditions of this Agreement;

      NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, as well as good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree and contract with one another as follows:

                                    Article I
                                   DEFINITIONS

      1.1 Definitions. For the purpose of this Agreement, the following terms
          -----------
shall have the meanings set forth below:

            (a) "Affiliate" shall mean with respect to any current and future Person (i) any other Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person, or (ii) any other Person owning or controlling 25% or more of the outstanding voting securities of or other ownership interests in such Person.

            (b) "Agreement" means this License Agreement.

            (c) "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in Dallas, Texas are authorized or obligated by law, regulation or executive order to be closed.

            (d) "Concentra" means, collectively, FNS and CHS.

            (e) "Documentation" means the materials, including written or electronic instruction, procedures, scripts, operator's and user's manuals, training materials, guides, listings


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and other materials created for use in conjunction with the Software, as heretofore provided to DSI by FNS for FSNINET and by CHS for OCCUSOURCE.

            (f) "Event of Force Majeure" means any of the following: fires, floods, earthquakes, elements of nature or acts of God; acts of war, terrorism, riots, civil disorders, rebellions or revolutions; strikes, lockouts or labor difficulties; power outages, computer viruses or malicious acts of third parties; and laws, orders, proclamations, regulations, ordinances, demands or requirements of governmental authorities.

            (g) "FNSINET" means the Object Code, Source Code and Documentation for the claim data capture and management software developed and owned by FNS, as heretofore identified to DSI by FNS.

            (h) "Intellectual Property Right" means any patent, copyright, trademark, service mark (and any application or registration respecting the foregoing), trade secret, know-how and other intellectual property right of any type.

            (i) "Object Code" means the computer readable code for the Software.

            (j) "OCCUSOURCE" means the Object Code, Source Code and Documentation for the claim data capture and management software developed and owned by Concentra, as heretofore identified to DSI by CHS.

            (k) "Person" shall mean an individual, corporation, association, partnership, organization, or other entity, whether constituting a separate legal entity or not.

            (l) "Software" means, collectively, OCCUSOURCE and FNSINET.

            (m) "Source Code" means the active program code in its current electronic format copy, in addition to any templates and data structure and any structure in which the source code is stored, Object Code and Documentation, of the Software heretofore described to DSI by FNS and CHS The Source Code will be provided by Concentra to DSI in a form of code that is human readable and can be translated by a compiler for execution on DSI's computer.

            (n) "Use" means the utilization of the Software by DSI, and/or any modifications or enhancements of the Software performed by DSI, for its internal research and development purposes only and for no other purpose whatsoever, which shall include the ability to reproduce, transmit, display, modify, enhance and create derivative works of the Software provided hereunder for its internal research and development purposes and for no other purpose whatsoever.

                                   Article II
                                    LICENSE

      2.1 License; Restrictions on Use. Concentra hereby grants to DSI a
          ----------------------------
limited, nontransferable, non-exclusive license to Use the Software. The Software may be installed and


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used on any system, owned, leased, controlled or operated by DSI. DSI shall not sell or license the Software, directly or indirectly, to any third parties without obtaining the prior written consent of Concentra. In the event Concentra is granted a patent related to the Software, Concentra shall grant a royalty-free license to any such patent to DSI, which patent license shall permit and be consistent with all rights, uses and licenses granted to DSI herein.

      2.2 Non-Exclusivity of License. DSI agrees that the license granted herein
          --------------------------
to the Software shall be non-exclusive, and that licenses to third parties may be granted by Concentra in respect of such Software.

      2.3 Ownership. Except for the rights provided hereunder, DSI acknowledges
          ---------
and agrees that Concentra has and will retain all right, title, interest and ownership in and to the Software and any copies or updates of the Software prepared by Concentra for its internal or commercial use.

      2.4 Modifications; License from DSI. Any modification or enhancement of,
          -------------------------------
or derivative work relating to, the Software developed by Concentra will be the sole and exclusive property of Concentra. Any modification or enhancement of, or derivative work relating to, the Software developed by DSI will be the sole and exclusive property of DSI, provided that DSI's use of any such derivative works, modifications or enhancements shall be subject to the limitations on Use of the Software, as set forth in Sections 2.1 and 8.5.

      2.5 Necessary Software. All third party software required to operate the
          ------------------
Software has heretofore been identified to DSI by FNS and CHS.

      2.6 Compilers. Instructions regarding any relevant third party compilers
          ---------
and libraries necessary to compile the Source Code have heretofore been identified to DSI by FNS and CHS. DSI is responsible for obtaining those compilers and libraries and for ensuring that they are properly licensed to DSI.

      2.7 Perpetual License. Concentra and DSI agree to enter into discussions
          -----------------
in good faith with each other for the purpose of entering into a definitive agreement that would provide for the transfer of a perpetual, nontransferable, non-exclusive license of the Software to DSI, and that does not contain the limitations on Use set forth in this Agreement. Any such new agreement would replace and supersede the terms and conditions of this Agreement. In the event that the parties do not enter into such a new agreement, the terms and conditions of this Agreement shall continue in full force and effect as provided herein.

                                   Article III
                              DELIVERY OF SOFTWARE

      3.1 Software. Within three (3) Business Days of the Effective Date,
          --------
Concentra shall deliver to DSI the Software, and DSI shall be deemed to have accepted the Software upon receipt.

      3.2 Installation. DSI shall be responsible for the installation of the
          ------------
Software,


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provided that Concentra shall provide reasonable assistance to DSI with such installation upon request.

                                   Article IV
                                   LICENSE FEE

      4.1 License Fee Amount and Payment. As consideration for the Software
          ------------------------------
license granted herein, DSI agrees to pay to Concentra a license fee of Five Thousand and No/00 Dollars ($5,000.00) per month during the term of this Agreement (the "License Fee"). License Fee payments shall be due on the first day of each month during the term of this Agreement, and payments for any partial month shall be prorated.

      4.2 Use or Sales Tax. DSI will pay to Concentra all taxes that are
          ----------------
measured directly by payments made under this Agreement and are required to be collected or paid by FNS to tax authorities. This provision includes sales, use and excise taxes but does not include Concentra's franchise taxes, and taxes based on Concentra's income or property taxes for which Concentra is exempt by law. Concentra agrees to identify clearly and properly on the invoice the amounts owed by DSI for license fees. DSI reserves the right to contest any tax. Concentra agrees to cooperate with DSI in addressing the basis of any tax paid or to be paid by Concentra. If DSI should pay any tax to Concentra and it is later held that the tax was not due, Concentra will promptly refund the amount of the tax to DSI

                                    Article V
                         REPRESENTATIONS AND WARRANTIES

      5.1 Ownership. Concentra is the owner of the Software or otherwise has the
          ---------
right to grant to DSI the licenses granted by this Agreement in accordance herewith without violating any law, rule or regulation or infringing upon any United States or foreign copyright, patent, trade secret or other proprietary right, or misappropriating any trade secret of any third party.

      5.2 Software and Documentation. At the time of executing the Agreement but
          --------------------------
before DSI modifies, alters or creates derivative works from the Software, Concentra represents and warrants that the Software provided hereunder is at the most current release level.

      5.3 Legal Proceedings. No legal proceedings have been threatened or
          -----------------
brought against Concentra that could threaten performance of this Agreement and entering into this Agreement by Concentra is not prohibited by any contract, applicable law, governmental regulation, or order by any court of competent jurisdiction.

CONCENTRA PROVIDES THE SOFTWARE TO DSI AS IS, AND MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY CONCERNING MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

                                   Article VI
                          LIABILITY AND INDEMNIFICATION


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      6.1 Indemnification by Concentra. Concentra agrees to indemnify DSI as
          ----------------------------
follows:

            (a) Indemnification. Concentra shall indemnify DSI from, and defend
                ---------------
DSI against any and all liability or expenses (including attorneys' fees and expenses reasonably incurred) arising out of or relating to the (i) gross negligence, material misrepresentation or fraud by Concentra, (ii) breach of this Agreement by Concentra, or (iii) infringement of the Software upon the intellectual property rights of a third party including, without limitation, patent, copyright, trademark, and/or trade secret rights. Concentra shall have no obligation to DSI regarding any infringement claim arising from DSI's modification of the Software.

            (b) Indemnification Procedure. DSI will promptly notify Concentra in
                -------------------------
writing of any claim covered under this section, allow Concentra to control the defense, and reasonably cooperate with Concentra in the defense and any related settlement negotiations. In addition to any defense provided by Concentra, DSI may, at its expense, retain its own counsel. If Concentra does not promptly assume DSI's defense against such claim, DSI reserves the right to undertake its own defense at Concentra's expense after providing reasonable advance written notice to Concentra of that undertaking.

            (c) Infringement Remedy. In addition to Concentra's obligations
                -------------------
under Subsection A above, Concentra will have ninety (90) days from the time Concentra first learns of a claim to: (a) secure the right for DSI to continue to use the Software, (b) modify the Software so as to make it non-infringing with no loss of functionality, or (c) provide DSI with a functionally equivalent, non-infringing replacement. If none of these alternatives is commercially practicable within such ninety (90) day period, DSI will have the option to return the Software to Concentra, and Concentra will refund the full amount paid for the Software. Concentra's obligation to indemnify and defend DSI extends to and includes any modified Software or replacement Software provided to DSI by Concentra to overcome any infringement claims.

      6.2 Indemnification by DSI. DSI agrees to indemnify Concentra as follows:
          ----------------------

            (a) Indemnification. DSI shall indemnify Concentra from, and defend
                ---------------
Concentra against any and all liability or expenses (including attorneys' fees and expenses reasonably incurred) arising out of or relating to the gross negligence, fraud, or material misrepresentation of DSI, breach of this Agreement by DSI, or any claim that any modifications to the Software by DSI infringe upon the intellectual property rights of a third party including, without limitation, patent, copyright, trademark, and trade secret rights.

            (b) Indemnification Procedure. Concentra will promptly notify DSI in
                -------------------------
writing of the claim, allow DSI to control the defense, and reasonably cooperate with DSI in the defense and any related settlement negotiations. In addition to any defense provided by DSI, Concentra may, at its expense, retain its own counsel. If DSI does not promptly assume Concentra's defense against such claim, Concentra reserves the right to undertake its own defense at DSI's expense after providing reasonable advance written notice to DSI of that undertaking.


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      6.3 Limitation of Liability. In any event, the damages payable by
          -----------------------
Concentra pursuant to this Article 6 will not exceed the amount of the total license fees paid by DSI under this Agreement, except that this limitation shall not apply in the event of a third party infringement claim related to the Software, subject to Section 6.1.A.

IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY PUNITIVE, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH THIS AGREEMENT, EVEN IF THE PARTY WHO IS LIABLE HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

                                   Article VII
                                 CONFIDENTIALITY

      7.1 Definitions. "Confidential Information" means, collectively, DSI
          -----------
Confidential Information and Concentra Confidential Information, as defined below. A party disclosing information shall be referred to as the "Disclosing Party" and the party receiving Confidential Information as the "Recipient."

      7.2 Concentra Confidential Information. DSI, on behalf of itself, its
          ----------------------------------
employees and contractors, acknowledges that all of the Software and other information related to or provided by Concentra, which has or will come into DSI's possession or knowledge in connection with this Agreement consists of confidential and proprietary data of Concentra, disclosure of which or use by third parties except as provided below, would be damaging to Concentra, (collectively, "Concentra Confidential Information"). DSI, on behalf of itself, and its employees, Affiliates and contractors, agrees that, unless otherwise provided in this Agreement: (a) it will hold Concentra Confidential Information in strictest confidence and will not release such information or otherwise make available Concentra Confidential Information to any party except to DSI employees with a need for such knowledge to perform service on behalf of DSI or Concentra, or to auditors, consultants and independent contractors, all of which shall be subject to this provision, without the prior written consent of Concentra, such consent not to be unreasonably withheld, either during the term of this Agreement or after the termination of this Agreement and (b) to use such Concentra Confidential Information only in accordance with the provisions of this Agreement. In no event shall DSI be permitted to release any such Confidential Information to any of its consultants or independent contractors who compete in any way with Concentra.

      7.3 DSI Confidential Information. Concentra, on behalf of itself, its
          ----------------------------
employees and contractors, acknowledges that much, if not all, of the information provided by DSI which has or will come into Concentra' possession or knowledge in connection with this Agreement consists of confidential and proprietary data of DSI, disclosure of which or use by third parties would be damaging to DSI (collectively, "DSI Confidential Information"). Concentra, on behalf of itself, and its employees, Affiliates and contractors, agrees, that unless otherwise provided in this Agreement: (a) it will hold DSI Confidential Information in strictest confidence and will not release such information to any party except to Concentra employees with a need for such knowledge to perform service on behalf of Concentra or DSI, or to auditors, consultants and


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independent contractors, all of which shall be subject to this provision, without the prior written consent of DSI, such consent not to be unreasonably withheld, either during the term of this Agreement or after the termination of this Agreement; and (b) to use such DSI Confidential Information only in accordance with the provisions of this Agreement. In no event shall Concentra be permitted to release any such Confidential Information to any of its consultants or independent contractors who compete in any way with DSI.

      7.4 Exclusions; Disclosure by Operation of Law. The above limits on
          ------------------------------------------
disclosure do not include information which: (a) is or becomes known publicly through no fault of the Recipient; (b) is learned by the Recipient from a third party entitled to disclose it; (c) is already known to the Recipient before receipt from the Disclosing Party, as shown by the Recipient's written records; and (d) is independently developed by the Recipient, as shown by the Recipient's written records. In the event a party is required to make disclosure by operation of law, the Recipient shall promptly notify the Disclosing Party of any such request for disclosure in order to allow the Disclosing Party full opportunity to seek the appropriate protective orders, but such party shall be permitted to make the requested disclosure to the extent required by law.

      7.5 Remedy. In the event of any breach of the confidentiality obligations
          ------
expressed in this Confidentiality Section, the Recipient acknowledges that the Disclosing Party would be irreparably injured by such a breach and that the Disclosing Party shall be entitled to equitable relief, including injunctive relief and specific performance, in the event of any breach of this Section. The Recipient further waives the requirement of any bond being posted as security for such equitable relief. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement, but shall be in addition to all other remedies available at law or in equity.

                                  Article VIII
                                   TERMINATION

      8.1 Term. The Agreement will become effective as of the Effective Date as
          ----
set forth above and will remain in effect until terminated by any party in accordance with this Article VIII.

      8.2 Termination for Breach. Either party may terminate this Agreement for
          ----------------------
material breach by another party if the material breach remains uncured for a period of fifteen (15) days following receipt of notice of the breach. Thereafter, a non-breaching party may terminate immediately by issuing a notice of termination.

      8.3 Termination Without Cause. Any party may terminate this Agreement
          -------------------------
without cause upon the provision of thirty (30) days written notice to the other parties.

      8.4 Immediate Termination. Any party may terminate this Agreement
          ---------------------
effective immediately upon the termination or expiration of the Interim Administrative Services Agreement.


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      8.5 Effect of Termination. If this Agreement is terminated by any party
          ---------------------
for any reason, the license granted hereunder will terminate and all Software, including Documentation and Source Code, shall immediately be returned to Concentra. Any continued use by DSI of the modifications or enhancements to, or derivative works of, the Software DSI develops pursuant to Section 2.4 shall be subject to the limitations on Use of the Software set forth in this Agreement. Upon termination of this Agreement, all rights and obligations of the parties hereunder shall cease, except Sections 2.3, 2.4, and 8.5, and Articles VI, VII and IX, shall survive such termination.

                                   Article IX
                                  MISCELLANEOUS

      9.1 Notices. All notices, requests, demands, claims, consents, and other
          -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be addressed to the intended recipient as set forth below:

              If to DSI:   DevCorp Systems, Inc.
                           5080 Spectrum, Suite 400 - West Tower
                           Addison, TX 75001
                           Attn:  Legal Counsel

              If to FNS:   First Notice Systems, Inc.
                           5080 Spectrum, Suite 400 - West Tower
                           Addison, TX 75001
                           Attn:  General Counsel

              If to CHS:   Concentra Health Services, Inc.
                           5080 Spectrum, Suite 400 West
                           Addison, TX 75001
                           Attn:  General Counsel

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

      9.2 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
          -------------
ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

      9.3 Specific Performance; Equitable Rights. Each of the parties recognizes
          --------------------------------------
and acknowledges that neither Concentra nor DSI would contemplate the provision of the license hereunder unless this Agreement was executed and that a breach by a party of any covenants or


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other commitments contained in this Agreement will cause the other party to sustain injury for which it would not have an adequate remedy at law for money damages. Therefore, each of the parties agrees that in the event of any such breach, the aggrieved party shall be entitled to the remedy of specific performance of such covenants or commitments and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, and the parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

      9.4 Force Majeure/Delay. No party will be responsible if it is prevented
          -------------------
from complying, either totally or in part, with any of the terms or provisions of this Agreement by reason of an Event of Force Majeure, and such party shall have no liability to the other party in connection therewith; provided that such party shall have a duty reasonably to mitigate, or cause to be mitigated, any such failure to comply.

      9.5 Advertising. Neither party shall use the other party's name in any
          -----------
print or other media advertising materials without receiving prior approval from an authorized representative of the other party.

      9.6 Counterparts. This License Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed to be an original and all of which together shall constitute a single agreement.

      9.7 Binding Effect; Assignment. This Agreement and all of the terms,
          --------------------------
provisions and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. DSI may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of Concentra.

      9.8 Entire Agreement. This Agreement constitutes the entire agreement
          ----------------
between the parties hereto with respect to the subject matter hereof and supercedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

      9.9 Amendment; Waiver. No modification, variation or amendment of this
          -----------------
Agreement shall be effective without the written consent of both parties hereto. A failure of either party to this Agreement to enforce at any time any of the provisions of this Agreement, or to require at any time performance of the provisions hereof, shall in no way effect the full right to require such performance at any time thereafter. No waiver shall be deemed a waiver of any other breach of the same or any other term or condition hereof.

      9.10 Invalid, Illegal or Unenforceable Provisions. In the event that any
           --------------------------------------------
one or more provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and each invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable provision which, being valid,


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legal and enforceable, comes closest to reasonably complying with the intention of the parties in agreeing to such invalid, illegal or unenforceable provision.

      9.11 Independent Contractors. Nothing in this Agreement shall be deemed or
           -----------------------
construed by the parties or any third person to create an agency, partnership or joint venture between DSI and Concentra. Concentra represents and warrants that it is an independent contractor with no authority to contract for DSI or in any way to bind or to commit DSI to any agreement of any kind or to assume any liabilities of any nature in the name of or on behalf of DSI. Under no circumstances will either party, or any of its employees or subcontractors, hold itself out as or be considered an agent or an employee of the other party.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          CONCENTRA HEALTH SERVICES, INC.

                                          By: /s/ Richard A. Parr II
                                              ------------------------------
                                              Richard A. Parr II
                                              Executive Vice President


                                          FIRST NOTICE SYSTEMS, INC.

                                          By: /s/ Richard A. Parr II
                                              ------------------------------
                                              Richard A. Parr II
                                              Vice President

                                          DEVCORP SYSTEMS, INC.


                                          By: /s/ James M. Greenwood
                                              ------------------------------
                                              James M. Greenwood
                                              President


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